Exhibit 99.1

Cornell Companies, Inc.

AT THE COMPANY:

Christine Parker – Director, Investor Relations

 (713) 623-0790

Cornell Companies Reports First-Quarter 2006 Results

HOUSTON, TX (May 9, 2006) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the period ended March 31, 2006. The Company reported net income of $0.7 million, or $0.05 per diluted share, compared with a net loss of $2.3 million, or $0.17 per diluted share, in the same period last year. This year’s first-quarter results included $1.6 million of start-up costs (net of start-up revenues) for new facilities, $0.5 million of losses from discontinued operations, and $0.6 million of losses associated with New Morgan Academy. In addition, the 2006 first quarter results included a pre-tax impact of approximately $2.6 million, representing the annual true-up calculation under the terms of the guaranteed population contract for the Regional Correctional Center. The 2005 first quarter results included a total of approximately $1.0 million of start-up costs (net of start-up revenues) for new facilities, $1.4 million of losses from discontinued operations, and $0.5 million of losses associated with New Morgan Academy. 2005 first quarter results also included a pre-tax restructuring charge of approximately $2.1 million.

First-quarter 2006 pro forma income was $2.8 million, or $0.20 per diluted share, versus a loss of $0.7 million, or $0.05 per diluted share, in the comparable 2005 quarter. Pro forma numbers exclude the effects of start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy. Cornell calculates pro forma numbers for comparative purposes to help investors better understand the operating results attributable to the Company’s core continuing business operations. Reconciliations of these non-Generally Accepted Accounting Principles (GAAP) measures to the comparable GAAP measures are included in the attachments hereto.

James E. Hyman, Cornell’s chairman and chief executive officer, said, “We are pleased with the results of our continued focus on execution. The first quarter demonstrated strong financial and operational performance, culminating with the opening – on time and on budget – of our Moshannon Valley Correctional Center project. For the rest of 2006, management remains committed to building solid platforms for each of our business lines that will enable us to deliver to customer and shareholder requirements.”

First-Quarter Summary (Amounts in thousands, except per share data)

	First Quarter Ended
	3/31/2006	3/31/2005
As Reported
Revenue from operations	$83,847	$73,640
Income from operations	7,209	4,348
Net loss from discontinued operations	(526)	(1,433)
Net income (loss)	684	(2,273)
EPS – diluted	$0.05	$(0.17)
Shares outstanding used in diluted per share computation	13,953	13,428

Pro Forma, excluding New Morgan Academy and pre-opening and start-up costs and related revenue *
Revenue	$83,847	$70,653
Income from operations	10,302	6,420
Net income (loss)	2,829	(738)
EPS – diluted	$0.20	$(0.05)

*  See reconciliation of historical GAAP and non-GAAP information attached.

MORE

First-Quarter Results

Revenues increased 13.9 percent to $83.8 million for the first quarter of 2006 from $73.6 million in the 2005 period. In addition to the $2.6 million contract true-up calculation for the Regional Correctional Center, strong contributions from core programs, the acquisition of CSI in April 2005 , and new facilities/programs initiated in 2006 including Mesa Verde Community Correctional Facility contributed to the revenue increase.

Pro forma revenues, which exclude the impact of start-up revenues, were $83.8 million in the first quarter of 2006, compared with $70.7 million in the prior year’s quarter. Average contract occupancy levels were 99.1 percent in residential facilities compared with 93.6 percent in last year’s first quarter.

The Company reported income from operations of $7.2 million for the first quarter of 2006 compared with $4.3 million in the same quarter of 2005. As noted, 2006 results were impacted by a $2.4 million contract true-up calculation (net of receipts tax) for the Regional Correctional Center. In addition, the first quarter results reflect approximately $0.7 million in pre-tax charges related to the adoption of Statement of Financial Accounting Standards No. 123R. 2005 first quarter results included a restructuring charge of approximately $2.1 million. Additionally, comparisons of income from operations were affected by $2.7 million in net start-up costs in 2006 and $1.7 million in 2005, and on-going costs related to New Morgan Academy of $0.4 million in 2006 and 2005.

Excluding the effects of start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy, pro forma income from operations was $10.3 million in the first quarter of 2006 compared with $6.4 million in the 2005 first quarter. The increase in 2006 first quarter pro forma results was principally attributable to the aforementioned conditions.

Update on Moshannon Valley

During the first quarter of 2006, Cornell received a Notice to Proceed (NTP) at its Moshannon Valley Correctional Center. The NTP was effective as of April 1, 2006, and the facility began accepting inmates shortly thereafter. The facility is operated under a 95% take-or-pay contract with the Federal Bureau of Prisons.

Outlook for 2006

Cornell expects second-quarter results to range from earnings per share of $0.21 to $0.25 on an as-reported basis, and earnings per share of $0.25 to $0.29 on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy. Reconciliations of these forward-looking non-GAAP measures to the comparable GAAP measures are included in the attachments hereto.

After incorporating first quarter performance, the Company expects full year earnings per share to range from $0.61 to $0.68 on an as-reported basis, and from $0.89 to $0.96 on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy.

The 2006 guidance reflects an annual effective tax rate of approximately 35.0 percent on discontinued operations and 41.3 percent on continuing operations.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast at 11:00 a.m. Eastern today. The webcast may be accessed through Cornell’s home page, www.cornellcompanies.com. A replay will also be available on the above web site and by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 11059626. The replay will be available through May 16, 2006 by phone and for 30 days on the web site. This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations – Press Releases.”

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise. Information in this release is subject to adjustment resulting from further review and the obtaining of additional information that may impact our consolidated financial statements.

This release includes non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies.  Our management believes that the presentation of non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations.  Our management further believes that where the adjustments used in calculating non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data are based on specific, identified charges that impact different line items in our statements of operations that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments.

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (www.cornellcompanies.com) has 82 facilities in 18 states and the District of Columbia. Cornell has a total service capacity of 19,442.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005

Revenues	$83,847	$73,640
Operating expenses	65,143	54,531
Pre-opening and start-up expenses (A)	2,657	4,694
Depreciation and amortization	3,726	3,729
General and administrative expenses	5,112	6,338
Income from operations	7,209	4,348
Interest expense, net	5,043	5,744
Income (loss) before provision (benefit) for income taxes and discontinued operations	2,166	(1,396)
Provision (benefit) for income taxes	956	(556)
Income (loss) before discontinued operations	1,210	(840)
Discontinued operations, net of tax benefit	(526)	(1,433)
Net income (loss)	$684	$(2,273)

Earnings (loss) per share:
• Basic	$0.05	$(.17)
• Diluted	$0.05	$(.17)

Number of shares used in per share computation:
• Basic	13,851	13,428
• Diluted	13,953	13,428

Total service capacity (end of period) (B)	17,800	17,188
Contracted beds in operation (end of period) (B)	12,124	11,353
Average contract occupancy (B) (C)	99.1%	93.6%
Average contract occupancy excluding start-up operations (B)	99.1%	100.7%

(A)  Revenues associated with reported start-up expenses were $0.0 million and $3.0 million for the quarters ended March 31, 2006 and 2005, respectively.

(B)        Data presented excludes discontinued operating facilities.

(C)        Average contract occupancy percentages are based on actual occupancy for the period as a percentage of the contracted capacity of residential facilities in operation. Since certain facilities have service capacities that exceed contracted capacities, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:

(in thousands)

	March 31,	December 31,
	2006	2005
Cash and cash equivalents	1,721	$13,723
Investment securities	7,975	7,250
Working capital	56,133	57,286
Property and equipment, net	327,616	323,861
Total assets	498,367	510,628
Long-term debt	264,948	266,659
Total debt	274,649	276,360
Stockholders’ equity	167,551	165,461

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to assess the operating results and effectiveness of the Company’s core continuing business operations. Pro forma measures exclude the effect of pre-opening and start-up revenues and costs, and revenues and costs associated with New Morgan Academy. Earnings before interest, taxes, depreciation and amortization (EBITDA) measures operating income before depreciation and amortization, excluding the effect of pre-opening and start-up expenses, net of start-up revenue. These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements. Set forth below are reconciliations to GAAP measures of non-GAAP measures used herein.

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION (in thousands, except per share data):

	Three Months Ended March 31,
	2006	2005

GAAP revenues from operations	$83,847	$73,640
Less: Start-up revenue	—	2,987
Pro forma revenues from operations	$83,847	$70,653

GAAP income from operations	$7,209	$4,348
Plus:
New Morgan Academy loss from operations	436	365
Pre-opening and start-up expenses, net of start-up revenue	2,657	1,707
Pro forma income from operations	$10,302	$6,420

GAAP net income (loss)	$684	$(2,273)
Plus:
New Morgan Academy net loss	577	528
Pre-opening and start-up expenses, net of start-up revenue	1,568	1,007
Pro forma net income (loss)	$2,829	$(738)

GAAP earnings (loss) per share – diluted:	$0.05	$(0.17)
Plus:
New Morgan Academy	0.04	0.04
Pre-opening and start-up expenses, net of start-up revenues	0.11	0.08
Pro forma earnings (loss) per share — diluted	$0.20	$(0.05)

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION (in thousands):

	Three Months Ended
	March 31,
	2006	2005

GAAP income from operations	$7,209	$4,348
Plus:
Depreciation and amortization	3,726	3,729
Pre-opening and start-up expenses, net of start-up revenue	2,657	1,707
EBITDA	$13,592	$9,784

RECONCILIATION OF FORWARD-LOOKING
INFORMATION:

	Second Quarter Ending June 30, 2006	Twelve Months Ending December 31, 2006

GAAP earnings per share – diluted	$0.21 – 0.25	$0.61 – 0.68
New Morgan Academy	0.04	0.17
Pre-opening and start-up expenses, net of start up revenue	—	0.11
Pro forma earnings per share – diluted	$0.25 – 0.29	$0.89 – 0.96

Cornell Companies, Inc.

Operating Statistics from Continuing Operations

For the Three Months Ended March 31, 2006 and 2005

	Three Months Ended March 31,
	2006		2005
		%		%
Contracted beds in operation:
Secure Institutional (1)	8,057	67%	7,553	67%
Adult Community-Based Corrections (1)	2,461	20%	2,074	18%
Juvenile (1)	1,606	13%	1,726	15%

Total	12,124	100%	11,353	100%

Number of billed mandays:
Secure Institutional	714,067	51%	636,578	49%
Adult Community-Based Corrections:
Residential	234,766	17%	187,851	14%
Non-residential (2)	134,790	10%	135,596	10%
Juvenile:
Residential	132,075	9%	142,607	11%
Non-residential (2)	185,007	13%	203,089	16%
Total	1,400,705	100%	1,305,722	100%

Revenues:
Secure Institutional	$38,321	46%	$30,857	42%
Adult Community-Based Corrections:
Residential	15,006	18%	11,720	16%
Non-residential	1,228	1%	926	1%
Juvenile:
Residential	22,829	27%	23,885	33%
Non-residential	6,463	8%	6,252	8%

Total	$83,847	100%	$73,640	100%

Average revenue per diem:
Secure Institutional	$53.67		$48.47
Adult Community-Based Corrections:
Residential	$63.92		$62.39
Non-residential (2)	$9.11		$6.83
Juvenile:
Residential	$172.85		$167.49
Non-residential (2)	$34.93		$30.78

Total	$59.86		$56.40

(1) Residential Contract Capacity Only

(2) Non-residential “mandays” includes a mix of day units and hourly units. Mental health facilities are reported in hours.

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